UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2022

Creek Road Miners, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

35 E Horizon Ridge Pkwy

Ste 110 - 502

Henderson, NV 89002-7906

(Address of Principal Executive Offices) (Zip Code)

(435) 900-1949

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act (17 CFR 240. l 4a- l 2)

☐	Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with a loan in the principal amount of $500,000 received by Creek Road Miners, Inc., a Delaware corporation (the “Company”), on May 18, 2022 pursuant to an oral agreement between the Company and Leviston Resources LLC (“Leviston”), on September 9, 2022 the Company documented such loan with the issuance of a convertible note dated as of September 8, 2022 in the principal amount of $500,000 (the “Note”).

The Note is convertible at the holder’s option at the conversion price of the Company’s Series C Preferred Stock, par value $0.0001, then in effect (the “Conversion Price”), provided that so long as an event of default has not occurred under the Note and the Company’s Series B Preferred Stock, par value $0.0001 (the “Series B Preferred Stock”), remains outstanding, the Conversion Price shall not be lower than the conversion price of the Series B Preferred Stock. Unless the holder opts to convert the Note contemporaneously with the proposed merger between Prairie Operating Co., LLC (“Prairie”) and a merger subsidiary of the Company (the “Merger”), the Note will be immediately due and paid at the closing of the Merger. In the event the Merger is abandoned or cancelled the Note will be due 30 days after such event.

Item 8.01 Other Events.

On September 9, 2022, the Company and Leviston, the sole holder of the Company’s Series B Preferred Stock, entered into a Support Agreement (the “Agreement”) relating to the Merger. Pursuant to the Agreement, Leviston has agreed to use its reasonable best efforts to cooperate with the Company in connection with the Merger. The Agreement amends the conversion price of the Series B Preferred Stock to $0.50 and provides for the conversion of the Series B Preferred Stock into shares of the Company’s common stock immediately prior to the closing of the Merger. The effectiveness of the Agreement is contingent on certain conditions, including the execution of support agreements providing for the conversion of the Company’s other preferred stock and debt on the same terms as set forth in the Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Convertible Promissory Note issued September 9, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creek Road Miners, Inc.
a Delaware corporation

Dated: September 15, 2022	By:	/s/ Alan Urban
Alan Urban, Chief Financial Officer